UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2019

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 15, 2019, On Deck Capital, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).
At the Annual Meeting, the Company's stockholders elected three Class II directors, each for a three-year term of office to serve on the Board of Directors of the Company until the Company's 2022 annual meeting of stockholders, or until his or her respective successor is duly elected and qualified, or until his or her earlier departure from the board. The nominated directors received the following votes:

Name	For	Against	Abstain	Broker Non-Vote
Chandra Dhandapani	49,572,939	493,188	5,844	15,976,116
Bruce P. Nolop	49,673,876	390,318	7,777	15,976,116
Manolo Sánchez	49,746,528	317,629	7,814	15,976,116
At the Annual Meeting, the Company's stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
64,747,278	1,250,241	50,568	—
The results reported above are final voting results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2019	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Operations Officer and General Counsel